Exhibit 99.1

Corsair Gaming Reports Record First Quarter 2021 Financial Results

Reports Record First Quarter Revenue and Profit; Raises Full-Year Guidance

FREMONT, CA, May 4, 2021 – Corsair Gaming, Inc. (NASDAQ:CRSR) (“Corsair”), a leading global provider and innovator of high-performance gear for gamers and content creators, today announced financial results for the first quarter ended March 31, 2021.

First Quarter 2021 Highlights

•

Net revenue was $529.4 million, an increase of 71.6% year-over-year. Gamer and creator peripherals segment net revenue was $175.9 million, an increase of 131.9% year-over-year. Gaming components and systems segment net revenue was $353.5 million, an increase of 51.9%  year-over-year.

•

Gross profit was $160.3 million, an increase of 103.9% year-over-year, with gross margin of 30.3%, an improvement of 480 basis points year-over-year. Gamer and creator peripherals segment gross profit was $68.9 million, an increase of 211.1% year-over-year. Gaming components and systems segment gross profit was $91.5 million, an increase of 61.9% year-over-year.

•	Operating income was $67.3 million, an increase of 404.5% year-over-year.
•	Adjusted operating income was $80.4 million, an increase of 221.4% year-over-year.
•	Net income was $46.7 million, or $0.47 per diluted share, compared to net income of $1.2 million in the same period last year, or $0.01 per diluted share.
•

Adjusted net income was $58.2 million, or $0.58 per diluted share, an increase of 420.4% year-over-year compared to adjusted net income of $11.2 million in the same period last year, or $0.13 per diluted share.

•	Adjusted EBITDA was $80.4 million, an increase of 196.6% year-over-year, with adjusted EBITDA margin of 15.2%, an improvement of 640 basis points year-over-year.
•	As of March 31, 2021, we had cash and restricted cash of $125.6 million, $48.1 million capacity under our revolving credit facility and total long-term debt of $294.3 million.
•	Cash flows from operations was $27.8 million, which increased from $2.0 million in the same period last year.

Definitions of the non-GAAP financial measures used in this press release and reconciliations of such measures to their nearest GAAP equivalents are included below under the heading “Use and Reconciliation of Non-GAAP Financial Measures.”

“We are thrilled with our first quarter financial performance and strategic progress. End demand remained strong for our products and our new products such as the K65 mini RGB keyboard and Elgato’s new accessories debuted well. We introduced 29 new products in the first quarter and we expect this blistering pace of new product introduction to continue throughout the year with several brand new products still to come. Supplies of key components remain tight but we have been able to support our plans and will continue to work on this issue for the rest of the year. As a result of our stronger-than-expected first quarter performance and our current views for the rest of the year, we raised our 2021 annual guidance,” stated Andy Paul, Chief Executive Officer of Corsair.

“We were able to convert our strong financial performance in the first quarter into an opportunity to further strengthen our balance sheet. We reduced debt by an additional $28 million with outstanding principal now at $299 million and net debt at $177.3 million. We did this while growing quickly and leaving sufficient resources to help us grow further. We continue to evaluate growth opportunities while still expecting to further reduce our existing debt in 2021,” said Michael G. Potter, Chief Financial Officer of Corsair.

Financial Outlook

The Company is updating guidance for the full-year 2021 as indicated below:

•	Raising net revenue to be in the range of $1.9 billion to $2.1 billion from $1.8 billion to $1.95 billion.
•	Raising adjusted operating income to be in the range of $235 million to $255 million from $205 million to $220 million.
•	Raising adjusted EBITDA to be in the range of $245 million to $265 million from $215 million to $230 million.

Certain non-GAAP measures included in our financial outlook were not reconciled to the comparable GAAP financial measures because the GAAP measures are not accessible on a forward-looking basis. We are unable to reconcile these forward-looking non-GAAP financial measures to the most directly comparable GAAP measures without unreasonable efforts because we are currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures for these periods but would not impact the non-GAAP measures. Such items may include stock-based compensation charges, public offering related charges, depreciation and amortization, severance, and other items. The unavailable information could have a significant impact on our GAAP financial results.

The foregoing forward-looking statements reflect our expectations as of today's date. Given the number of risk factors, uncertainties and assumptions discussed below, actual results may differ materially. We do not intend to update our financial outlook until our next quarterly results announcement.

Please see “Use and Reconciliation of Non-GAAP Financial Measures” below for a discussion on how we calculate the non-GAAP measures presented herein and a reconciliation to the most directly comparable GAAP measure.

Recent Developments

•

On April 13, 2021, Corsair announced the launch of its Corsair One a200 gaming PC powered by the new AMD Ryzen™ 5000-series CPU and the Corsair One i200 powered by a new 11th Gen Intel® Core™ CPU.  These systems come equipped with NVIDIA® GeForce RTX™ 3080 and raise the bar for gaming and streaming-ready compact PCs.

•

On April 8, 2021, Corsair under its Elgato brand announced the release of Cam Link Pro, a powerful new PCIe capture card and video mixer that boasts four HDMI inputs to stream or record 4K or 1080p60 Full HD video from DSLR cameras, laptops, tablets, and any other devices that output a clean HDMI signal. From live broadcasting and editing to video conferencing and remote teaching, Cam Link Pro makes multicam production easy for content creators and professionals who engage with audiences online.

•

On April 8, 2021, Corsair launched three new products in its CHAMPION SERIES range of competition-grade peripherals, built for and tested by top eSports professionals. Headlining the new launches is the streamlined K70 RGB TKL Mechanical Gaming Keyboard, with 8,000Hz hyper-polling driven by CORSAIR AXON hyper-processing technology in a compact, tenkeyless design, enabling users to take pro performance to the next event. Two new CORSAIR gaming mice also enter the CHAMPION SERIES lineup: the SABRE RGB PRO and SABRE PRO. The first CORSAIR mice to also utilize AXON hyper-processing technology and 8,000Hz polling, the SABRE RGB PRO and SABRE PRO deliver lightning-fast inputs, along with a comfortable ergonomic shape and ultra-light weight for superior agility and control.

•

On March 31, 2021, Corsair launched a new pair of RGB gaming keyboards: the CORSAIR K55 RGB PRO and K55 RGB PRO XT. These latest entries in the K55 family offer dynamic RGB backlighting, and include six dedicated macro keys with Elgato Stream Deck software integration for one-button actions and shortcuts. The K55 RGB PRO features five zones of RGB lighting with six preset onboard lighting effects, while the K55 RGB PRO XT kicks things up a notch with per-key RGB backlighting, offering ten onboard lighting effects and near-limitless customization through CORSAIR iCUE software.

•

On March 16, 2021, Corsair launched a new series of 11th-Gen Intel®-powered VENGEANCE i7200 gaming PCs. Now equipped with a cutting-edge 11th Gen Intel® Core™ CPU, these powerful systems deliver blazing-fast frequencies and the processing power to push the limits of gaming, streaming, and more. Available in configurations with up to an Intel Core™ i9 11900K CPU, the new CORSAIR VENGEANCE i7200 Series can power through complex content creation, extreme gaming, and demanding applications with ease. Fantastic 3D rendering and content creation performance is driven by the incredible power of NVIDIA® GeForce RTX™ 3000-Series graphics, up to a GeForce RTX 3090, for amazingly lifelike visuals. NVIDIA DLSS 2.0 AI technology boosts frame rates, producing silky-smooth image quality even when playing at maximum detail at 4K settings. VENGEANCE i7200 systems are completed with a full array of award-winning CORSAIR components in an airflow-optimized CORSAIR 4000D AIRFLOW mid-tower case.

•

On March 16, 2021, Corsair launched its first 60% mechanical gaming keyboard, the CORSAIR K65 RGB MINI, alongside a full range of CORSAIR PBT DOUBLE-SHOT PRO Keycap Mod Kits to unlock a huge new range of keyboard personalization. Packing massive features into its impressively small size, the K65 RGB MINI boasts 100% CHERRY MX mechanical keyswitches, dynamic per-key RGB backlighting, CORSAIR AXON Hyper-Processing Technology with 8,000Hz polling, and a detachable USB Type-C cable. Launching alongside the K65 RGB MINI, the new CORSAIR PBT DOUBLE-SHOT PRO Keycap Mod Kits offer five additional colors with which to customize the K65 RGB MINI or compatible keyboard. Together, K65 RGB MINI and the new PBT DOUBLE-SHOT PRO Keycaps offer a powerful, personal, and portable CORSAIR keyboard experience in the smallest form-factor yet.

•

On March 4, 2021, Corsair under its Elgato brand launched two new product lines to help creators personalize their home studios and streaming setups – Elgato Light Strip and Elgato Wave Panels. Elgato Light Strip offers convenient app-controlled ambient lighting with RGBWW LEDs capable of displaying 16 million colors, with a wide brightness and color temperature range to create the perfect look for any setup. Elgato Wave Panels feature two-layer foam construction to reduce room echo and reverberation, easily mounting to the wall in modular hexagonal panels. With the release of both Elgato Light Strip and Wave Panels, content creators now have more options available to customize and set their studio apart from the rest.

•

On February 25, 2021, Corsair launched a new ultra-light gaming mouse, the KATAR PRO XT. At a weight of just 73g and equipped with a drag-reducing paracord cable, the KATAR PRO XT is extremely agile and well-suited for fast-paced FPS and MOBA gameplay. The KATAR PRO XT is also the first CORSAIR mouse to implement new CORSAIR QUICKSTRIKE buttons, pre-tensioned to reduce button travel to a minimum, meaning every click from the KATAR PRO XT registers faster than ever.
•

On February 16, 2021, Corsair announced the acquisition of Visuals by Impulse (VBI), a premium design platform for creators, which will join CORSAIR under its existing Elgato brand. Founded in 2015, VBI provides professional design for creators on Twitch, YouTube and Facebook Gaming. Streamers around the world use VBI overlays, alerts, and widgets to customize their broadcasts and grow their fanbases. VBI is a trusted partner for over 200,000 creators — and the industry’s go-to resource for free graphics, premium animations, and online streaming tools. Thanks to VBI technology and design, anyone can create stylish, personalized live-streaming content.

Conference Call and Webcast Information

We will host a conference call to discuss the first quarter 2021 financial results on May 4, 2021, at 5:30 a.m. PT. The conference call can be accessed live over the phone by dialing 1-877-407-0784, or for international callers 1-201-689-8560. A replay will be available from 8:30 a.m. PT on May 4, 2021 through May 11, 2021, by dialing 1-844-512-2921, or for international callers 1-412-317-6671. The replay passcode is 13718830.

The call will also be webcast live from our investor relations website at https://ir.corsair.com. Following completion of the call, a recorded replay of the webcast will be available on the website.

About Corsair Gaming, Inc.

Corsair Gaming, Inc. (NASDAQ:CRSR) is a leading global developer and manufacturer of high-performance gear and technology for gamers, content creators, and PC enthusiasts. From award-winning PC components and peripherals to premium streaming equipment and smart ambient lighting, Corsair delivers a full ecosystem of products that work together to enable everyone, from casual gamers to committed professionals, to perform at their very best.

Corsair also sells gear under our Elgato brand, which provides premium studio equipment and accessories for content creators, SCUF Gaming brand, which builds custom-designed controllers for competitive gamers, and ORIGIN PC brand, a builder of custom gaming and workstation desktop PCs and laptops.

Forward Looking Statements

Except for the historical information contained herein, the matters set forth in this press release are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, our estimated full year 2021 net revenue, adjusted operating income and adjusted EBITDA; our belief that our pace of new product introduction will continue throughout the year; whether we will be successful in managing inventory; whether we will be able to grow further; and whether we will continue to reduce our existing debt. Forward-looking statements are based on our management’s beliefs, as well as assumptions made by, and information currently available to, them. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. Factors which may cause actual results to differ materially from current expectations include, but are not limited to: our ability to build and maintain the strength of our brand among gaming and streaming enthusiasts and our ability to continuously develop and successfully market new gear and improvements;  the introduction and success of new third-party high-performance computer hardware, particularly graphics processing units and central processing units as well as sophisticated new video games; the risk that we are not able to compete with competitors and/or that the gaming industry, including streaming and eSports, does not grow as expected or declines; the loss or inability to attract and retain key management; delays or disruptions at our or third-parties’ manufacturing and distribution facilities; currency exchange rate fluctuations or international trade disputes resulting in our gear becoming relatively more expensive to our overseas customers or resulting in an increase in our manufacturing costs; the impact of the coronavirus on our  business; general economic conditions that adversely effect, among other things, consumer confidence and spending; and the other factors described under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 to be filed with the Securities and Exchange Commission (SEC) on or about the date hereof and our subsequent filings with the SEC. Copies of each filing may be obtained from us or the SEC. All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. We undertake no obligation to update forward-looking statements to reflect future events or circumstances. Our results for the quarter ended March 31, 2021 are not necessarily indicative of our operating results for any future periods.

Use and Reconciliation of Non-GAAP Financial Measures

To supplement the financial results presented in accordance with GAAP, this earnings release presents certain non-GAAP financial information, including Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Net Income Per Share. These are important financial performance measures for us, but are not financial measures as defined by GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation of or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Net Income Per Share to evaluate our operating performance and trends and make planning decisions. We believe that these non-GAAP measures help identify underlying trends in our business that could otherwise be masked by the effect of the expenses and other items that we exclude in such non-GAAP measures. Accordingly, we believe that Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Net Income Per Share provide useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects, and allowing for greater transparency with respect to the key financial metrics used by our management in our financial and operational decision-making. We also present these non-GAAP financial performance measures because we believe investors, analysts and rating agencies consider them useful in measuring our ability to meet our debt service obligations.

Our use of these terms may vary from that of others in our industry. These non-GAAP financial measures should not be considered as an alternative to revenues, operating income, net income, cash provided by operating activities or any other measures derived in accordance with GAAP as measures of operating performance or liquidity. Reconciliations of these measures to the most directly comparable GAAP financial measures are presented in the attached schedules.

We calculate these non-GAAP financial measures as follows:

•

Adjusted operating income, non-GAAP, is determined by adding back to GAAP operating income the acquisition accounting impact related to recognizing acquired inventory at fair value, change in fair value of contingent consideration for business acquisition, stock-based compensation, intangible asset amortization, certain acquisition-related and integration-related expenses, non-deferred costs associated with the IPO, secondary offering costs, and debt modification costs.
•

Adjusted net income, non-GAAP, is determined by adding back to GAAP net income the acquisition accounting impact related to recognizing acquired inventory at fair value, change in fair value of contingent consideration for business acquisition, stock-based compensation, intangible asset amortization, certain acquisition-related and integration-related expenses, non-deferred costs associated with the IPO, secondary offering costs, debt modification costs, loss on extinguishment of debt, and the related tax effects of each of these adjustments.

•

Adjusted net income per diluted share, non-GAAP, is determined by dividing adjusted net income, non-GAAP by the respective weighted average shares outstanding, inclusive of the impact of other dilutive securities.

•

Adjusted EBITDA is determined by adding back to GAAP net income the acquisition accounting impact related to recognizing acquired inventory at fair value, change in fair value of contingent consideration for business acquisition, stock-based compensation, certain acquisition-related and integration-related expenses, non-deferred costs associated with the IPO, secondary offering costs, debt modification costs, intangible asset amortization, depreciation and amortization, interest expense (including loss on extinguishment of debt) and tax expense.

•	Adjusted EBITDA margin is determined by dividing adjusted EBITDA by net revenue for the respective periods.

We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view these non-GAAP financial measures in conjunction with the related GAAP financial measures.

Source: Corsair Gaming, Inc.

Investor Relations Contact:

Ronald van Veen

ir@corsair.com

510-578-1407

Media Contact:

Adrian Bedggood

adrian.bedggood@corsair.com

510-657-8747

+44-7989-258827

Corsair Gaming, Inc.

Condensed Combined Consolidated Statements of Operations

(Unaudited, in thousands, except per share amounts)

	Three Months Ended March 31,
	2021	2020
Net revenue	$529,414	$308,518
Cost of revenue	369,086	229,896
Gross profit	160,328	78,622
Operating expenses:
Sales, general and administrative	77,853	53,729
Product development	15,186	11,556
Total operating expenses	93,039	65,285
Operating income	67,289	13,337
Other (expense) income:
Interest expense	(4,946)	(9,374)
Other expense, net	(2,425)	(63)
Total other expense, net	(7,371)	(9,437)
Income before income taxes	59,918	3,900
Income tax expense	(13,195)	(2,683)
Net income	$46,723	$1,217
Net income per share:
Basic	$0.51	$0.01
Diluted	$0.47	$0.01
Weighted-average shares used to compute net income per share
Basic	91,951	84,079
Diluted	100,211	86,070

Corsair Gaming, Inc.

Segment Information

(Unaudited, in thousands, except percentages)

	Three Months Ended March 31,
	2021	2020
Net revenue:
Gamer and Creator Peripherals	$175,912	$75,861
Gaming Components and Systems	353,502	232,657
Total Net Revenue	$529,414	$308,518

Gross Margin:
Gamer and Creator Peripherals	39.1%	29.2%
Gaming Components and Systems	25.9%	24.3%
Total Gross Margin	30.3%	25.5%

Corsair Gaming, Inc.

Condensed Combined Consolidated Balance Sheets

(Unaudited, in thousands)

	March 31, 2021	December 31, 2020
Assets
Current assets:
Cash and restricted cash	$125,351	$133,338
Accounts receivable, net	304,174	293,629
Inventories	234,611	226,007
Prepaid expenses and other current assets	47,508	37,997
Total current assets	711,644	690,971
Property and equipment, net	15,320	16,475
Goodwill	314,089	312,760
Intangible assets, net	252,243	259,317
Restricted cash, noncurrent	231	230
Other assets	39,900	34,362
TOTAL ASSETS	$1,333,427	$1,314,115
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$272,251	$299,636
Other liabilities and accrued expenses	227,019	205,745
Total current liabilities	499,270	505,381
Debt, net	294,254	321,393
Deferred tax liabilities	30,350	29,752
Other liabilities, noncurrent	21,846	20,199
TOTAL LIABILITIES	845,720	876,725
Stockholders’ Equity:
Common stock and additional paid-in capital	442,329	438,676
Retained earnings (accumulated deficit)	43,910	(2,813)
Accumulated other comprehensive income	1,468	1,527
Total Stockholders’ Equity	487,707	437,390
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,333,427	$1,314,115

Corsair Gaming, Inc.

Condensed Combined Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	Three Months Ended March 31,
	2021	2020
Cash flows from operating activities:
Net income	$46,723	$1,217
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	3,076	1,105
Depreciation	2,436	2,158
Amortization of intangible assets	8,702	8,447
Debt issuance costs amortization	537	579
Loss on debt extinguishment	439	—
Deferred income taxes	(3,005)	6
Other	1,316	502
Changes in operating assets and liabilities:
Accounts receivable	(13,416)	37,432
Inventories	(13,508)	145
Prepaid expenses and other assets	(4,419)	6,312
Accounts payable	(26,988)	(43,533)
Other liabilities and accrued expenses	25,875	(12,370)
Net cash provided by operating activities	27,768	2,000
Cash flows from investing activities:
Acquisition of business, net of cash acquired	(1,684)	—
Payment of deferred and contingent consideration	(4,353)	—
Purchase of property and equipment	(2,036)	(1,847)
Net cash used in investing activities	(8,073)	(1,847)
Cash flows from financing activities:
Repayment of debt	(28,000)	(1,194)
Payment of other offering costs	—	(115)
Proceeds from exercise of stock options	185	—
Net cash used in financing activities	(27,815)	(1,309)
Effect of exchange rate changes on cash	134	(308)
Net decrease in cash and restricted cash	(7,986)	(1,464)
Cash and restricted cash at the beginning of the period	133,568	51,947
Cash and restricted cash at the end of the period	$125,582	$50,483

Corsair Gaming, Inc.

GAAP to Non-GAAP Reconciliations

Non-GAAP Operating Income Reconciliations

(Unaudited, in thousands, except percentages)

	Three Months Ended March 31,
	2021	2020
Operating Income - GAAP	$67,289	$13,337
Acquisition accounting impact related to recognizing acquired inventory at fair value	-	421
Change in fair value of contingent consideration for business acquisition	72	-
Stock-based compensation	3,076	1,105
Intangible asset amortization	8,702	8,447
Acquisition-related and integration-related costs	208	976
Non-deferred IPO and secondary offering costs	1,031	438
Debt modification costs	-	288
Adjusted Operating Income - Non-GAAP	$80,378	$25,012
As a % of net revenue - GAAP	12.7%	4.3%
As a % of net revenue - Non-GAAP	15.2%	8.1%

Non-GAAP Net Income and Net Income Per Share Reconciliations

(Unaudited, in thousands, except per share amounts and percentages)

	Three Months Ended March 31,
	2021	2020
Net Income - GAAP	$46,723	$1,217
Acquisition accounting impact related to recognizing acquired inventory at fair value	-	421
Change in fair value of contingent consideration for business acquisition	72	-
Stock-based compensation	3,076	1,105
Intangible asset amortization	8,702	8,447
Acquisition-related and integration-related costs	208	976
Non-deferred IPO and secondary offering costs	1,031	438
Debt modification costs	-	288
Loss on debt extinguishment	439	-
Non-GAAP income tax adjustment	(2,089)	(1,715)
Adjusted Net Income - Non-GAAP	$58,162	$11,177

Diluted Net income per share:
GAAP	$0.47	$0.01
Adjusted, Non-GAAP	$0.58	$0.13

Shares used to compute diluted net income per share:
GAAP	100,211	86,070
Adjusted, Non-GAAP	100,211	86,070

Corsair Gaming, Inc.

Adjusted EBITDA Reconciliations

(Unaudited, in thousands, except percentages)

	Three Months Ended March 31,
	2021	2020
Net Income - GAAP	$46,723	$1,217
Acquisition accounting impact related to recognizing acquired inventory at fair value	-	421
Change in fair value of contingent consideration for business acquisition	72	-
Stock-based compensation	3,076	1,105
Acquisition-related and integration-related costs	208	976
Non-deferred IPO and secondary offering costs	1,031	438
Debt modification costs	-	288
Intangible asset amortization	8,702	8,447
Depreciation	2,436	2,158
Interest expense (includes loss on debt extinguishment)	4,946	9,371
Tax expense	13,195	2,683
Adjusted EBITDA - Non-GAAP	$80,389	$27,104

Adjusted EBITDA margin - Non-GAAP	15.2%	8.8%